Exhibit 99.1

Ra Medical Systems Reports Third Quarter 2018 Results

-Revenue increased nearly 60% year-over-year to $2.1 million

-Increased DABRA usage agreements 325% quarter-over-quarter

-Announced approval for long-term revascularization registry of DABRA system

CARLSBAD, Calif., Nov. 13, 2018 -- Ra Medical Systems, Inc. (NYSE: RMED) (the Company), a commercial-stage medical device company leveraging its advanced, minimally-invasive excimer laser-based platform for use in the treatment of vascular and dermatological diseases, today reported its financial results for the three and nine-month period ended September 30, 2018.

“The third quarter of 2018 was pivotal in our Company’s history as we commenced trading on the New York Stock Exchange after pricing our initial public offering (IPO). With increased capital, we are focused on growing our business by increasing our direct sales force and ramping up our marketing efforts,” said Dean Irwin, Chief Executive Officer, Ra Medical Systems.

“With regulatory clearance in the U.S. and Europe, we are dedicating resources to increase both the awareness and adoption of our DABRA system to treat Peripheral Artery Disease (PAD), a disease affecting approximately 17.6 million people in the United States.” concluded Mr. Irwin.

Operational Highlights:

•	Signed 26 new DABRA usage agreements during the quarter increasing the total to 34 agreements as of September 30, 2018
•	Successfully completed IPO, raising net proceeds of approximately $67.3 million
•

Announced approval for the retrospective long-term revascularization study of DABRA titled REvascularization RateS and Clinical OUtcomes with DABRA Laser. A Long-Term 2-year Study (RESULTS). This registry is being conducted to measure the benefit and the safety profile of DABRA over a longer time frame than our pivotal trial. We intend to provide updates on a period basis throughout the study.

Financial Results for Third Quarter of 2018

For the third quarter of 2018, revenue increased 67% sequentially to $2.1 million, compared with $1.2 million in the previous quarter, and increased 60% from $1.3 million in the third quarter of 2017. Vascular revenue increased to $789,000, compared with $94,000 in the previous quarter, and increased from $43,000 in the third quarter of 2017. Dermatology revenue increased to $1.3 million, from $1.1 million in the previous quarter and from $1.2 million in the third quarter of 2017.

Gross profit margin for the third quarter of 2018 was 38.0%, compared with 46.3% in the third quarter of 2017.

For the third quarter of 2018, operating expenses were $5.6 million, compared with $2.3 million in the third quarter of 2017.

Net loss for the third quarter of 2018 was $4.8 million, compared with a net loss of $1.7 million in third quarter of 2017.

At September 30, 2018, the Company had cash and cash equivalents of approximately $4.9 million. On October 1, 2018, the Company received net proceeds of approximately $67.3 million from the completion of its IPO.

Conference Call and Webcast Information

The Company will host a conference call with the investment community on Tuesday, November 13th, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time featuring remarks by Dean Irwin, Chief Executive Officer and Andrew Jackson, Chief Financial Officer. The dial-in numbers for the conference call are +1-877-407-4018 (U.S. Toll Free) or +1-201-689-8471 (International).

Please call at least five minutes before the scheduled start time. The conference call will also be available via webcast, which can be accessed through the Investor Relations section of Ra Medical's website, https://ir.ramed.com/. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through November 27, 2018, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13684766. The online archive of the webcast will be available on https://ir.ramed.com/ir-calendar for 30 days following the call.

About Ra Medical Systems

Ra Medical Systems was founded in 2002 and is a commercial-stage medical device company leveraging its advanced excimer laser-based platform for use in the treatment of dermatologic and vascular diseases. DABRA, launched in 2017, is used by physicians as a tool in the endovascular treatment of vascular blockages resulting from lower extremity vascular disease. DABRA quickly, photochemically dissolves plaque to its fundamental chemical components. Pharos launched in 2004 and is used as a tool in the treatment of dermatological skin disorders, including psoriasis and vitiligo.

For more information please visit https://www.ramed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements related to future growth of the Company’s business; business strategy; the Company’s expectation to increase its sales force and marketing efforts; and the allocation of the Company’s resources to increase awareness.  These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include successfully marketing and selling DABRA; gaining market acceptance for DABRA by physicians and patients; maintaining relationships with physicians; physicians understanding how to use the Company’s products; the risk of manufacturing delays; the Company’s ability to compete successfully; the Company’s ability to attract and retain highly qualified personnel; risks related to doing business internationally; successful protecting our intellectual property; remediating the material weakness in our internal control over financial reporting and maintaining effective internal controls; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s prospectus filed with the SEC on September 27, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in its Form 10-Q that will be filed for the quarter ended September 30, 2018, which should be read in conjunction with these financial results. Both documents are or will be available on the Investor Relations section of the Company’s website at www.ir.ramed.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Ra Medical Systems, Inc.

GAAP Condensed Balance Sheets

(in thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$4,915	$8,237
Accounts receivable, net	1,346	517
Inventories, net	1,281	1,196
Prepaid expenses and other current assets	237	92
Total current assets	7,779	10,042
Property and equipment, net	2,809	1,159
Other non-current assets	3,601	68
TOTAL ASSETS	$14,189	$11,269
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$3,340	$426
Accrued expenses	1,640	324
Current portion of deferred revenue	1,751	1,714
Current portion of equipment financing	30	44
Other current liabilities	72	125
Total current liabilities	6,833	2,633
Deferred revenue	768	775
Equipment financing	—	19
Stock-based compensation liability	—	15,376
Other liabilities	107	81
Total liabilities	7,708	18,884
Total stockholders’ equity (deficit)	6,481	(7,615)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,189	$11,269

Ra Medical Systems, Inc.

GAAP Condensed Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net revenue
Product sales	$1,248	$587	$1,958	$1,888
Service and other	816	704	2,311	2,045
Total net revenue	2,064	1,291	4,269	3,933
Cost of revenue
Product sales	886	358	1,875	1,533
Service and other	394	335	1,131	974
Total cost of revenue	1,280	693	3,006	2,507
Gross profit	784	598	1,263	1,426
Operating expenses
Selling, general and administrative	5,366	1,904	15,621	11,932
Research and development	224	413	1,532	4,159
Total operating expenses	5,590	2,317	17,153	16,091
Operating loss	(4,806)	(1,719)	(15,890)	(14,665)
Other expense
Interest expense	1	1	2	3
Total other expense	1	1	2	3
Loss before income tax expense	(4,807)	(1,720)	(15,892)	(14,668)
Income tax expense	—	—	3	1
Net loss	(4,807)	(1,720)	(15,895)	(14,669)
Basic and diluted net loss per share	$(0.59)	$(0.23)	$(1.97)	$(1.96)
Basic and diluted weighted average common shares outstanding	8,204	7,479	8,081	7,469

EBITDA and Adjusted EBITDA are performance measures that provide supplemental information we believe useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside other GAAP measures.  These measures are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. EBITDA excludes certain recurring non-cash charges, such as depreciation and amortization. Adjusted EBITDA further excludes stock-based compensation expense. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP.  The following table presents a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP financial measure, for each of the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(in thousands)
Statement of Operations Data:
Net loss	$(4,807)	$(1,720)	$(15,895)	$(14,669)
Depreciation and amortization	157	62	388	147
Interest expense	1	1	2	3
Income tax expense	0	—	3	1
EBITDA	(4,649)	(1,657)	(15,502)	(14,518)
Stock-based compensation	1,510	627	6,714	11,528
Adjusted EBITDA	$(3,139)	$(1,030)	$(8,788)	$(2,990)

For more information, please contact:

Company Contact
Ra Medical Systems, Inc.
Jeffrey Kraws
760-707-7516

Investor Contact
KCSA Strategic Communications
Allison Soss / David Hanover
212-896-1267 / 212-896-1220
ramedir@kcsa.com

Source: Ra Medical Systems, Inc.